Exhibit 1.01

LKQ Corporation
Conflict Minerals Report
For the Year Ended December 31, 2016

This Conflict Minerals Report for LKQ Corporation ("LKQ" or the "Company") is filed pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, for the year ended December 31, 2016.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the "Conflict Minerals"). The "Covered Countries" for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of Products Covered by this Report

Certain of LKQ's operations manufacture, or contract to manufacture, products for which the Conflict Minerals may be necessary to the functionality or production of those products. These products include: refurbished bumpers; refurbished lights; refurbished wheels; remanufactured engines; remanufactured heavy-duty truck products; and towing products, generators and lighting that we contract to manufacture in our Specialty operations (collectively, the "Covered Products"). These products are generally assembled or manufactured from various components. For our refurbished and remanufactured products, the process begins with a used automotive core that is modified with various additional components, parts or raw materials. The automotive cores used in our operations are obtained through our salvage vehicle operations or from our repair shop customers. To the extent such cores contain Conflict Minerals, the Conflict Minerals are from scrap or recycled sources, and therefore, no further due diligence regarding the source of such Conflict Minerals is required under the Rule. For the products in our Specialty operations which we contract to manufacture, the process begins in our research and development facility where we design specifications for certain products to be sold under our exclusive brand names; we then contract with third parties to perform the manufacturing based on the specifications provided.

In April 2016, we acquired Pittsburgh Glass Works LLC, which included an aftermarket replacement glass business and an automotive glass manufacturing business. We sold the automotive glass manufacturing business in March 2017. As permitted by Instruction 3 to Item 1.01 of Form SD, this Conflict Minerals Report does not report on the products manufactured by the automotive glass manufacturing business.

Reasonable Country of Origin Inquiry

To determine the presence and source of Conflict Minerals within the components, parts or raw materials used in the manufacture of the Covered Products (excluding the automotive cores used in our refurbished and remanufactured products, as these are from scrap or recycled sources and are therefore outside the scope of the Rule), the Company conducted a good faith reasonable country of origin inquiry ("RCOI"), which was reasonably designed to determine whether any Conflict Minerals contained in such components, parts or raw materials originated from the Covered Countries. LKQ's RCOI included conducting a supply-chain survey with direct suppliers of these materials used in the Covered Products to identify the existence of, and if applicable, the source of, Conflict Minerals contained therein. As a downstream company, LKQ does not maintain a direct relationship with smelters or refiners and must rely solely on the declarations of upstream suppliers to report the use of Conflict Minerals in components, parts or raw materials. We surveyed over 275 suppliers, which represented all of our suppliers of components, parts or raw materials with which we modify automotive cores during the remanufacture of the Covered Products and with which we contract to manufacture the Covered Products. We received responses from approximately 45% of the suppliers contacted. Based on the responses received, we have reason to believe that Conflict Minerals contained within the components, parts or raw materials used to modify our cores may have originated from the Covered Countries and may not have come from recycled or scrap sources. As a result, we performed due diligence procedures as discussed below.

Due Diligence Measures

LKQ Corporation designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the "OECD Guidance") as they relate to our position in the supply chain as a "downstream" purchaser.

I.	Establish strong company management systems

Our External Reporting Department, with assistance from our operations teams for our Covered Products and with oversight by the Legal Department, is responsible for the due diligence process in connection with our compliance with Rule 13p-1. The due diligence team has established a framework of processes and procedures to communicate with our suppliers regarding the use of Conflict Minerals, to follow up with the suppliers when their responses require further information or when they fail to respond, and to provide instruction and assistance to the suppliers if necessary to help them comply with our information requests. The due diligence team has the full support of senior management.

II.	Identify and assess risk in the supply chain

We requested that each of our direct suppliers of materials used in the Covered Products (excluding cores, as discussed above) complete the Conflict Minerals Reporting Template developed by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative ("EICC-GeSI"), which includes questions regarding a direct supplier’s Conflict Minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of Conflict Minerals processed by those facilities. This survey of our suppliers was conducted in conjunction with our RCOI as discussed above.

We reviewed the suppliers’ responses to the surveys discussed above against criteria developed to determine which responses required further engagement with the suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to obtain additional information and, as appropriate, updated responses. Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. In many cases, these smelters or refiners were not provided at a part-specific level, and therefore, we were unable to definitively conclude whether the Covered Products include Conflict Minerals from these smelters or refiners. Since we were unable to specifically identify which smelters and refiners (if any) sourced Conflict Minerals included in the Covered Products, to be over-inclusive we disclosed in Annex I all smelters and refiners provided to us by the suppliers.

We do not have direct relationships with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We compared the facilities listed in the responses to the list of smelters maintained by the EICC-GeSI Conflict Free Sourcing Initiative ("CFSI"). Of the 573 smelters and refiners of Conflict Minerals identified for the year ended December 31, 2016, 236 were certified as "Conflict-Free" based on referencing the list of smelters maintained by the CFSI.

Based on our due diligence procedures, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products, or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by our suppliers and the information obtained through our due diligence procedures, we believe that the facilities used to process the Conflict Minerals in the Covered Products may include the smelters and refiners listed in Annex I below.

III.	Design and implement a strategy to respond to identified risks

The results of our supplier surveys and due diligence procedures, including this Conflict Minerals Report, were provided to senior management for review. We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of Conflict Minerals used in the Covered Products.

IV.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
We do not have a direct relationship with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits through industry-wide initiatives such as EICC-GeSI Conflict Free Sourcing Initiative.

V.	Report on supply chain due diligence
This Conflict Minerals Report constitutes our report on our supply chain due diligence in accordance with Rule 13p-1. This report is available on our website at www.lkqcorp.com in the Investor Relations section.

Forward-Looking Statements

This Conflict Minerals Report includes forward-looking statements. Words such as "may," "believe," "intend," "if" and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations about future events. However, these forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause our actual outcomes and results to be materially different. All of these forward-looking statements are based on our expectations as of the date of this Conflict Minerals Report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Annex I

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Midland Industries Smelter: Sun Metals Corp - SMC SHG Brand	AUSTRALIA			X
Northern Smelter	AUSTRALIA			X
Western Australian Mint trading as The Perth Mint	AUSTRALIA	X
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X
Plansee SE Liezen	AUSTRIA		X
Plansee SE Reutte	AUSTRIA		X
Wolfram Bergbau und Hütten AG	AUSTRIA				X
Metallo-Chimique N.V.	BELGIUM			X
Tony Goetz NV	BELGIUM	X
Umicore SA Business Unit Precious Metals Refining	BELGIUM	X
EM Vinto	BOLIVIA			X
Empresa Metallurgica Vinto, Empressa ciol de Fundiciones (EF), Complejo Metalurico Vinto S.A.	BOLIVIA	X
Operaciones Metalurgical S.A.	BOLIVIA			X
ACL Metais Eireli	BRAZIL				X
AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	X
Best Metais e Soldas S.A.	BRAZIL			X
CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL			X
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL			X
CooperSanta	BRAZIL			X
Estanho de Rondônia S.A.	BRAZIL			X
Fundição Regali	BRAZIL			X
Fundipar	BRAZIL			X
Gibbs Wire & Steel Co	BRAZIL			X
Italbronze LTDA	BRAZIL			X
LSM Brasil S.A.	BRAZIL		X
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL			X
Melt Metais e Ligas S.A.	BRAZIL			X
Mineração Taboca S.A.	BRAZIL		X	X
Poongsan Corporation	BRAZIL			X
Resind Indústria e Comércio Ltda.	BRAZIL		X	X
Soft Metais Ltda.	BRAZIL			X
Suddeutsche Metallhandels-gesellschaft mbH	BRAZIL			X
Super Ligas	BRAZIL			X
Umicore Brasil Ltda.	BRAZIL	X
Umicore Precious Metal Refining	BRAZIL	X
White Solder Metalurgia e Mineração Ltda.	BRAZIL			X
Asahi Refining Canada Ltd.	CANADA	X
Canadian Electrolytic Zinc Ltd	CANADA			X
CCR Refinery - Glencore Canada Corporation	CANADA	X
Dae Kil	CANADA			X
Essar Steel Algoma	CANADA			X
Hudson Bay Mining & Smelting Co., Limited	CANADA			X
Johnson Matthey Limited	CANADA	X
Royal Canadian Mint	CANADA	X
Sumitomo Metal Mining Co., Ltd.	CANADA	X			X
Teck Metals LTD	CANADA			X
Tong Ding Metal Co., Ltd.	CANADA			X
Xstrata Kidd Metalurgical	CANADA			X
Codelco	CHILE	X
Allgemeine Gold	CHINA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Angelcast Enterprise Co., Ltd.	CHINA			X
ANHUI HERRMAN IMPEX CO., Ltd.	CHINA		X
ANSON SOLDER & TIN PRODUCTS MADE LTD	CHINA			X
Beijing Tian-long Tungsten & Molybdenum Co., Ltd.	CHINA				X
Changsha South Tantalum Niobium Co., Ltd.	CHINA		X
Chengdu Hongbo Industrial Co., Ltd	CHINA				X
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA				X
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA			X
Chi Golddeal	CHINA	X
Chi Sino-Platinum Metals Co., Ltd	CHINA	X
China Gold International Resources Corp. Ltd	CHINA	X
China Minmetals Non-ferrous Metals Holding Co., Ltd	CHINA				X
China Rare Metal Materials Company	CHINA			X
China Tin Group Co., Ltd.	CHINA			X
China YunXi Mining	CHINA			X
Chinalco LuoYang Copper Co., Ltd.	CHINA			X
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				X
CNMC (Guangxi) PGMA Co., Ltd.	CHINA			X
Cofermetal	CHINA			X
Conghua Tantalum and Niobium Smeltry	CHINA		X
Daye Non-Ferrous Metals Mining Ltd.	CHINA	X
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA				X
Dayu Weiliang Tungsten Co., Ltd.	CHINA				X
Dongguan Dongxu Metal Surface Handle Co., Ltd.	CHINA			X
Douluoshan Sapphire Rare Metal Co Ltd	CHINA				X
Duoluoshan	CHINA		X
F&X Electro-Materials Ltd.	CHINA		X
FIR Metals & Resource Ltd.	CHINA		X
Foshan Nanhai Tongding Metal Co., Ltd.	CHINA			X
Fujian Jinxin Tungsten Co., Ltd.	CHINA				X
Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	X
Ganxian Shirui New Material Co., Ltd.	CHINA				X
Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA				X
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA				X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				X
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA				X
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				X
Ganzhou Sinda W & Mo Co., Ltd	CHINA				X
Ganzhou Yatai Tungsten Co., Ltd.	CHINA				X
Gejiu Fengming Metallurgy Chemical Plant	CHINA			X
Gejiu Jinye Mineral Company	CHINA			X
Gejiu Kai Meng Industry and Trade LLC	CHINA			X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA			X
Gejiu Yunxi Group Corp	CHINA			X
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA			X
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA			X
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	X
Great Wall Gold and Silver Refinery of China	CHINA	X
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	X
Guangdong Hongjin Metal Aluminum Co., Ltd	CHINA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Guangdong Jinding Gold Limited	CHINA	X
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				X
Guangdong Zhiyuan New Material Co., Ltd.	CHINA		X
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA			X
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	X
Hang Technology	CHINA	X
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	X
HC Starck	CHINA		X
Henan Middle Plain Smelt	CHINA	X
Henan Province In Gold Investment Management Ltd.	CHINA	X
Henan Yuguang Gold & Lead Co., Ltd.	CHINA	X
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA		X
Heraeus Metals Hong Kong Ltd.	CHINA	X
Hongqiao Metals (Kunshan) Co., Ltd.	CHINA			X
HuiChang Hill Tin Industry Co., Ltd.	CHINA			X
Huichang Jinshunda Tin Co., Ltd.	CHINA			X
Hunan Chenzhou Mining Co., Ltd.	CHINA	X	X		X
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA				X
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA				X
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA				X
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA				X
Indra Eramulti Logam	CHINA			X
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
iuJiang JinXin Nonferrous Metals Co., Ltd	CHINA		X
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				X
Jiangxi Copper Co., Ltd.	CHINA	X
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA				X
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA		X
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				X
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA			X
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				X
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA				X
Jiangxi Rare Metal Tungsten Industory Holding Company	CHINA		X
Jiangxi Richsea New Materials Co., Ltd.	CHINA				X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				X
Jiangxi Tungsten Industry Group Co Ltd	CHINA				X
Jiangxi Tuohong New Raw Material	CHINA		X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				X
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA				X
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA			X	X
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA		X
Jiujiang Nonferrous Metals Smelting Company Limited	CHINA		X
Jiujiang Tanbre Co., Ltd.	CHINA		X
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA		X
Johnson Matthey Hong Kong Ltd.	CHINA	X
JX Nippon Mining & Metals Co., Ltd.	CHINA	X			X
Kewei Tin Co., Ltd	CHINA			X
King-Tan Tantalum Industry Ltd.	CHINA		X
KME BRASS ITALY	CHINA			X
LiBaoJia	CHINA	X
Lifu Precious Metals Company Limited	CHINA	X
Lingbao Gold Co., Ltd.	CHINA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	X
Linwu Xianggui Ore Smelting Co., Ltd.	CHINA			X
Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	CHINA				X
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	X
Malipo Haiyu Tungsten Co., Ltd.	CHINA				X
Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Metalor Technologies (Suzhou) Ltd.	CHINA	X
Metalor Technologies Singapore Pte Ltd	CHINA	X
Minmetals Ganzhou Tin Co. Ltd.	CHINA			X
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA			X
NINGBO CITY CHANGZHEN COPPER CO., LTD	CHINA			X
NINGBO YINZHOU TIN BRONZE BRONZE BELT CO., LTD	CHINA			X
Ninghua Xingluokeng Tungsten Mine Co., Ltd.	CHINA				X
Ningxia Orient Tantalum Industry Co, Ltd	CHINA		X
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA		X
NIPPON MINING & METALS	CHINA				X
Penglai Penggang Gold Industry Co., Ltd.	CHINA	X
RFH Tantalum Smeltry Co., Ltd.	CHINA		X
SASAKI SOLDER INDUSTRY CO., LTD	CHINA			X
Senju Metal (H.K) Limited	CHINA			X
Senju Metal Industries	CHINA			X
Shandon Jin Jinyin Refining Limited	CHINA	X
Shandong Humon Smelting Co., Ltd.	CHINA	X
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	X
Shandong Yanggu Xiangguang Co. Ltd.	CHINA	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Shenzhen Anchen Soldering Tin Product Co., Ltd.	CHINA			X
Shenzhen Hong Chang Metal Manufacturing Factory	CHINA			X
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	X
Sichuan Guanghan Jiangnan Casting Smelters	CHINA			X
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
SIGMA TIN ALLOY CO., LTD	CHINA			X
Sin Asahi Solder (M) Sdn Bhd	CHINA			X
SINO-PLATINUM METALS CO., LTD	CHINA	X
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA				X
Taicang City Nancang Metal Material Co., Ltd	CHINA	X
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	X
Tiancheng Metal Materials Co., Ltd.	CHINA			X
Tin Plating Gejiu	CHINA			X
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	X
WIELAND METALS SHANGHAI LTD.	CHINA	X
Wujiang City Luxu Tin Factory	CHINA			X
Wuxi Lantronic Electronic Co Ltd	CHINA			X
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				X
Xiamen Tungsten Co., Ltd.	CHINA				X
Xianghualing Tin Industry Co., Ltd.	CHINA			X
Xianghualing Tin Minerals	CHINA			X
Xin Tongding	CHINA			X
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA				X
Xingrui Noble Metal Material Co., Ltd.	CHINA			X
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA				X
Xinjian Mining Corporation	CHINA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
XinXing HaoRong Electronic Material Co., Ltd.	CHINA		X
XURI	CHINA			X
Yanling Jincheng Tantalum Co., Ltd.	CHINA		X
Yantai Kanfort Metal Co., Ltd.	CHINA	X
Yantai Zhaojin Lai Fuk Precious Metals Ltd	CHINA	X
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA		X
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA			X
Yunnan Copper Industry Co., Ltd.	CHINA	X
Yunnan Gejiu Jinye Minerals	CHINA			X
Yunnan Metallurgical Group Co., Ltd	CHINA	X
YUNNAN TIN CO. LTD. SMELTING BRANCH	CHINA			X
Yunnan Tin Company Limited	CHINA			X
YUNNNANCHENGFENG NON-FERROUS METALS Co., Ltd	CHINA			X
ZHEJIANG KEYU METAL MATERIAL CO., LTD	CHINA			X
ZhongKuang Gold Industry CO., LTD	CHINA	X
Zhongshan Hairong Metal Products Ltd.	CHINA	X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Zhuhai toxic materials Monopoly Ltd.	CHINA	X
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA		X		X
Zhuzhou Smelting Group Co., Ltd.	CHINA	X
Zu Hai Haiyuxin Tin Products Co., Ltd.	CHINA			X
Constellium Extrusions Decin s.r.o.	CZECH REPUBLIC			X
SAFINA A.S.	CZECH REPUBLIC	X
NPM Silmet AS	ESTONIA		X
Aubert & Duval	FRANCE				X
SAAMP	FRANCE	X
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X
American Iron & Metal Co. Inc	GERMANY			X
Aurubis AG	GERMANY	X
Bauer Walser AG	GERMANY	X
C. Hafner GmbH + Co. KG	GERMANY	X
DODUCO GmbH	GERMANY	X
Galva-Metall GmbH	GERMANY			X
Gebrueder Kemper GMBH	GERMANY			X
Grillo Handel	GERMANY			X
H.C. Starck GmbH	GERMANY				X
H.C. Starck GmbH Goslar	GERMANY		X
H.C. Starck GmbH Laufenburg	GERMANY		X
H.C. Starck Hermsdorf GmbH	GERMANY		X
H.C. Starck Smelting GmbH & Co. KG	GERMANY		X		X
H.C. Starck Tantalum and Niobium GmbH	GERMANY		X
H.C. Starck Tungsten GmbH	GERMANY				X
Heimerle + Meule GmbH	GERMANY	X
Heraeus Precious Metals GmbH & Co. KG	GERMANY	X
SAXONIA Edelmetalle GmbH	GERMANY	X
TIB Chemicals AG	GERMANY			X
Umicore Galvanotechnik GmbH	GERMANY	X
Westmetall GmbH & Co. KG	GERMANY			X
WIELAND Edelmetalle GmbH	GERMANY	X
WOLFRAM INDUSTRIE TRAUNSTEIN	GERMANY				X
wuxi yunxi	GERMANY			X
Bangalore Refinery	INDIA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
CL IRON & STEEL	INDIA			X
CN IRON & STEEL	INDIA				X
Graphite India Limited	INDIA				X
Gujarat Gold Centre	INDIA	X
Hutti Gold Mines Limited	INDIA	X
J.S. METAL	INDIA			X	X
LAXMI ENTERPRISES	INDIA			X	X
LEELA STEEL	INDIA			X	X
Madhuban Trade Steel Pvt. Ltd	INDIA			X	X
Metal Alloy (India)	INDIA			X
Metallurgical Products India Pvt., Ltd.	INDIA		X
MMTC-PAMP India Pvt., Ltd.	INDIA	X
NAAFI STEEL YARD	INDIA			X	X
Sai Refinery	INDIA	X
VIRANI STEEL & IRON	INDIA			X	X
Citra Logam Alpha Sejahtera	INDONESIA			X
CV Ayi Jaya	INDONESIA			X
CV DS Jaya Abadi	INDONESIA			X
CV Dua Sekawan	INDONESIA			X
CV Gita Pesona	INDONESIA			X
CV Nurjanah	INDONESIA			X
CV Serumpun Sebalai	INDONESIA			X
CV Tiga Sekawan	INDONESIA			X
CV United Smelting	INDONESIA			X
CV Venus Inti Perkasa	INDONESIA			X
PT Alam Lestari Kencana	INDONESIA			X
PT Aneka Tambang (Persero) Tbk	INDONESIA	X
PT Aries Kencana Sejahtera	INDONESIA			X
PT Artha Cipta Langgeng	INDONESIA			X
PT ATD Makmur Mandiri Jaya	INDONESIA			X
PT Babel Inti Perkasa	INDONESIA			X
PT Bangka Kudai Tin	INDONESIA			X
PT Bangka Prima Tin	INDONESIA			X
PT Bangka Timah Utama Sejahtera	INDONESIA			X
PT Bangka Tin Industry	INDONESIA			X
PT Belitung Industri Sejahtera	INDONESIA			X
PT BilliTin Makmur Lestari	INDONESIA			X
PT Bukit Timah	INDONESIA			X
PT Cipta Persada Mulia	INDONESIA			X
PT DS Jaya Abadi	INDONESIA			X
PT Eunindo Usaha Mandiri	INDONESIA			X
PT Fang Di MulTindo	INDONESIA			X
PT Inti Stania Prima	INDONESIA			X
PT Justindo	INDONESIA			X
PT Karimun Mining	INDONESIA			X
PT Kijang Jaya Mandiri	INDONESIA			X
PT Mitra Stania Prima	INDONESIA			X
PT O.M. Indonesia	INDONESIA			X
PT Panca Mega Persada	INDONESIA			X
PT Pelat Timah Nusantara Tbk	INDONESIA			X
PT Prima Timah Utama	INDONESIA			X
PT Refined Bangka Tin	INDONESIA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
PT Sariwiguna Binasentosa	INDONESIA			X
PT Seirama Tin Investment	INDONESIA			X
PT Stanindo Inti Perkasa	INDONESIA			X
PT Sukses Inti Makmur	INDONESIA			X
PT Sumber Jaya Indah	INDONESIA			X
PT Supra Sukses Trinusa	INDONESIA			X
PT Tambang Timah	INDONESIA			X
PT Timah (Persero) Tbk Kundur	INDONESIA			X
PT Timah (Persero) Tbk Mentok	INDONESIA			X
PT Tinindo Inter Nusa	INDONESIA			X
PT Tirus Putra Mandiri	INDONESIA			X
PT Tommy Utama	INDONESIA			X
PT Wahana Perkit Jaya	INDONESIA			X
PT Wahana Perkit Jaya	INDONESIA			X
Rahman Hydrulic Tin Sdn Bhd	INDONESIA			X
RT Refined Banka Tin	INDONESIA			X
Uniforce Metal Industrial Corp.	INDONESIA			X
Yun'an Dian'xi Tin Mine	INDONESIA			X
Baslini Tin Srl	ITALY			X
Chimet S.p.A.	ITALY	X
Cofermetal	ITALY			X
Faggi Enrico S.p.A.	ITALY	X
GALF S.R.L. SPECIAL ALUMINIUM ALLOYS	ITALY			X
Intals	ITALY			X
Sacal	ITALY			X
Safimet S.p.A.	ITALY	X
T.C.A S.p.A	ITALY	X
Vedani Carlo Metalli	ITALY			X
A.L.M.T. TUNGSTEN Corp.	JAPAN				X
Aida Chemical Industries Co., Ltd.	JAPAN	X
Asahi Pretec Corp.	JAPAN	X
Asaka Riken Co., Ltd.	JAPAN	X
ASUKA Industries Inc.	JAPAN			X
Chugai Mining	JAPAN	X
Copyr Gold shousha	JAPAN	X
DAIDO STEEL	JAPAN		X
Dowa	JAPAN	X		X
Eco-System Recycling Co., Ltd.	JAPAN	X
Global Advanced Metals Aizu	JAPAN		X
H.C. Starck Ltd.	JAPAN		X
Hunan Xianghualing tin Co. ltd	JAPAN			X
Ishifuku kinzoku kougyo souka kojyo	JAPAN	X
Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Izawa Metal Co., Ltd	JAPAN				X
Japan Ferrar Metals	JAPAN			X
Japan Mint	JAPAN	X
Japan New Metals Co., Ltd.	JAPAN				X
JFE Steel Corporation	JAPAN				X
JX Nippon Environmental Services Co., Ltd.	JAPAN			X
JX Nippon Mining & Metals Co., Ltd.	JAPAN	X		X
Kiyomine Metal Industry Co.,Ltd.	JAPAN			X
Kobe Steel, Ltd.	JAPAN			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Kojima Chemicals Co., Ltd.	JAPAN	X
MALAYSIA ALUMINIUM & ALLOY SDN.BHD	JAPAN			X
Maruichi Steel Tube Ltd	JAPAN				X
Materials Eco-Refining CO.LTD	JAPAN			X
Matsuda Sangyo Co., Ltd.	JAPAN	X
metaconcept france	JAPAN			X
Mitsubishi Materials Corporation	JAPAN	X		X
Mitsui & Co Precious Metals Inc	JAPAN				X
Mitsui Mining and Smelting Co., Ltd.	JAPAN	X	X	X
Morigin Company	JAPAN			X
Nancang Metal Material Co.,Ltd	JAPAN			X
Nihama Nickel Refinery	JAPAN	X
Nihon Material Co., Ltd.	JAPAN	X
Nihon Superior Co., Ltd.	JAPAN	X
Niihama Toyo Smelter & Refinery	JAPAN	X
Nikkei MC Aluminum Co., Ltd	JAPAN			X
NIPPON STEEL	JAPAN				X
Nittesu Mining Co., Ltd	JAPAN	X
Ohki brass & copper Co.,Ltd	JAPAN			X
Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Pan-billed traffic Copper Co., Ltd.	JAPAN	X
SENJI METAL INDUSTRY CO.,LTD,	JAPAN			X
Shikishima Aluminum Inc./Fukui Factory	JAPAN			X
Smitomo Hisikari Mine	JAPAN	X
Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Taki Chemical Co., Ltd.	JAPAN		X
Tanaka Kikinzoku Group	JAPAN				X
Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Tokuriki Honten Co., Ltd.	JAPAN	X
Yamamoto Precious Metal Co., Ltd.	JAPAN	X
Yano Metal	JAPAN				X
Yokohama Metal Co., Ltd.	JAPAN	X
Kazakhmys Smelting LLC	KAZAKHSTAN	X
Kazzinc	KAZAKHSTAN	X
TOO Tau-Ken-Altyn	KAZAKHSTAN	X
Ulba Metallurgical Plant JSC	KAZAKHSTAN		X
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	X
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	X
Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	X
Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	X
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
Samduck Precious Metals	KOREA, REPUBLIC OF	X
SAMWON Metals Corp.	KOREA, REPUBLIC OF	X
Torecom	KOREA, REPUBLIC OF	X
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF				X
Wonil Metal Co., Ltd.	KOREA, REPUBLIC OF			X
Kyrgyzaltyn JSC	KYRGYZSTAN	X
Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)		X
Electroloy Corporation Sdn Bhd	MALAYSIA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Malaysia Smelting Corporation (MSC)	MALAYSIA			X
Modeltech Sdn Bhd	MALAYSIA	X		X
SOLNET METAL	MALAYSIA			X
YE CHIU METAL SMELTING SDN.BHD	MALAYSIA			X
Caridad	MEXICO	X
Imperial Zinc-Smelter Mineral Mexico Industrial	MEXICO			X
KEMET Blue Metals	MEXICO		X
MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	MEXICO			X
Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	X
Southern Copper Corporation - Grupo Mexico	MEXICO	X
TISAMATIC, S DE RL DE CV	MEXICO			X
Remondis Argentia B.V.	NETHERLANDS	X
Schone Edelmetaal B.V.	NETHERLANDS	X
Morris and Watson	NEW ZEALAND	X
VISHAY TANTALUM	PANAMA		X
Minsur	PERU			X
Misue Tin Smelter and Refinery	PERU			X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
O.M. Manufacturing Philippines, Inc.	PHILIPPINES			X
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				X
Fenix Metals	POLAND			X
KGHM Polska Miedź Spółka Akcyjna	POLAND	X
Hydrometallurg, JSC	RUSSIAN FEDERATION				X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
JSC Uralelectromed	RUSSIAN FEDERATION	X
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	X
Moliren Ltd.	RUSSIAN FEDERATION				X
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION			X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X
OJSC Kolyma Refinery	RUSSIAN FEDERATION	X
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
Pobedit, JSC	RUSSIAN FEDERATION				X
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION		X
Unecha Refractory metals plant	RUSSIAN FEDERATION		X		X
Phoenix Metal Ltd.	RWANDA			X
L' azurde Company For Jewelry	SAUDI ARABIA	X
M/s ECO Tropical Resources	SINGAPORE			X
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Singapore LME Tin	SINGAPORE			X
Tanaka Kikinzoku International Co.,	SINGAPORE	X
Uni Bros Metal Pte Ltd	SINGAPORE			X
VQB MINERAL AND TRADING GROUP JOINT STOCK COMPANY	SINGAPORE			X
AU Traders and Refiners	SOUTH AFRICA	X
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
CHANCOSA HERMANOS, SL	SPAIN			X
Cookson Group	SPAIN				X
Cookson Sempsa	SPAIN	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
CRM Synergies S.L.	SPAIN			X
Elmet S.L.U.	SPAIN			X
IBERICA DE ALEACIONES LIGERAS,S.L	SPAIN			X
REFIAL, S.L.	SPAIN			X
S. Izaguirre SA	SPAIN			X
SEMPSA Joyería Platería S.A.	SPAIN	X
Sudan Gold Refinery	SUDAN	X
Boliden AB	SWEDEN	X
Argor S.A.	SWITZERLAND	X
Argor-Heraeus S.A.	SWITZERLAND	X
Baoshida Swissmetal	SWITZERLAND			X
Cendres + Métaux S.A.	SWITZERLAND	X
Metalor Technologies S.A.	SWITZERLAND	X
PAMP S.A.	SWITZERLAND	X
PX Précinox S.A.	SWITZERLAND	X
Valcambi S.A.	SWITZERLAND	X
All armor Minoru industry (co ) Co., Ltd.	TAIWAN			X
CHAN WEN COPPER INDUSTRY CO., LTD.	TAIWAN			X
FIRST COPPER TECHNOLOGY CO., LTD	TAIWAN				X
Minchali Metal Industry Co., Ltd.	TAIWAN			X
Rui Da Hung	TAIWAN			X
Singway Technology Co., Ltd.	TAIWAN	X
Solar Applied Materials Technology Corp.	TAIWAN	X
Super Dragon Technology Co., Ltd.	TAIWAN	X
THEY MING INDUSTRIAL CO., LTD	TAIWAN			X
VERTEX METALS INCORPORATION	TAIWAN			X
WUXI LANTRONIC ELECTRONIC CO., LTD	TAIWAN			X
H.C. Starck Co., Ltd.	THAILAND		X
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND			X
SELAYANG SOLDER SDN. BHD.	THAILAND			X
Thaisarco	THAILAND			X
Umicore Precious Metals Thailand	THAILAND	X
Wooshin Metal	THAILAND			X
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X
Istanbul Gold Refinery	TURKEY	X
Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	X
Al Etihad Gold LLC	UNITED ARAB EMIRATES	X
Emirates Gold DMCC	UNITED ARAB EMIRATES	X
Kaloti Precious Metals	UNITED ARAB EMIRATES	X
Keeling & Walker	UNITED KINGDOM			X
MCP Metal Specialist Inc.	UNITED KINGDOM			X
MCP Mining & Chemical Products Ltd. UK	UNITED KINGDOM			X
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	X
Advanced Chemical Company	UNITED STATES OF AMERICA	X
Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA		X
Alpha	UNITED STATES OF AMERICA			X
Arco Alloys Corp - Smelter Hudson Bay	UNITED STATES OF AMERICA			X
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X
Atlantic Metals	UNITED STATES OF AMERICA				X
AURA-II	UNITED STATES OF AMERICA	X
Cookson	UNITED STATES OF AMERICA			X
D Block Metals, LLC	UNITED STATES OF AMERICA		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Elemetal Refining, LLC	UNITED STATES OF AMERICA	X
Exotech Inc.	UNITED STATES OF AMERICA		X
Ferro Corporation	UNITED STATES OF AMERICA	X
Galva Iron & Metal Co	UNITED STATES OF AMERICA			X
Geib Refining Corporation	UNITED STATES OF AMERICA	X
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA		X
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA				X
H.C. Starck Inc.	UNITED STATES OF AMERICA		X		X
Heraeus Precious Metals North America	UNITED STATES OF AMERICA	X
Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA		X		X
Imperial Aluminum	UNITED STATES OF AMERICA			X
Imperial Zinc	UNITED STATES OF AMERICA			X
Johnson Matthey Inc.	UNITED STATES OF AMERICA	X
KEMET Blue Powder	UNITED STATES OF AMERICA		X
Kennametal Fallon	UNITED STATES OF AMERICA				X
Kennametal Huntsville	UNITED STATES OF AMERICA				X
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Malaysia Smelting Corp Berhand	UNITED STATES OF AMERICA			X
Materion	UNITED STATES OF AMERICA	X			X
Metallic Resources, Inc.	UNITED STATES OF AMERICA			X
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
Ney Metals and Alloys	UNITED STATES OF AMERICA			X
Niagara Refining LLC	UNITED STATES OF AMERICA				X
Ningbo Jintian Copper (Group) Company Limited	UNITED STATES OF AMERICA			X
Nyrstar - Clarksville	UNITED STATES OF AMERICA			X
Nyrstar Metals	UNITED STATES OF AMERICA	X
Ohio Precious Metals, LLC	UNITED STATES OF AMERICA	X
Perusahaan Sadur Timah Malasia	UNITED STATES OF AMERICA			X
Precious Metals Sales Corp.	UNITED STATES OF AMERICA	X
QuantumClean	UNITED STATES OF AMERICA		X
REMELT SOURCES, INC.	UNITED STATES OF AMERICA		X
Republic Metals Corporation	UNITED STATES OF AMERICA	X
Sabin Metal Corp.	UNITED STATES OF AMERICA	X
SEVELAR	UNITED STATES OF AMERICA			X
ShangHai YueQiang Metal Products Co., LTD	UNITED STATES OF AMERICA			X
Shapiro	UNITED STATES OF AMERICA			X
So Accurate Group, Inc.	UNITED STATES OF AMERICA	X
Spectro Alloys Corp.	UNITED STATES OF AMERICA			X
STATE METAL INDUSTRIES, INC	UNITED STATES OF AMERICA			X
Steel Dynamics	UNITED STATES OF AMERICA			X
Telex Metals	UNITED STATES OF AMERICA		X
ThyssenKrupp Steel	UNITED STATES OF AMERICA			X
TIN PRODUCTS CO. LTD.	UNITED STATES OF AMERICA			X
Tranzact, Inc.	UNITED STATES OF AMERICA		X
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	X
An Thai Minerals Co., Ltd.	VIET NAM			X
An Vinh Joint Stock Mineral Processing Company	VIET NAM			X
Asia Tungsten Products Vietnam Ltd.	VIET NAM				X
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM			X
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM				X
Sanher Tungsten Vietnam Co., Ltd.	VIET NAM				X
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM				X
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM			X
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM				X
VQB Mineral and Trading Group JSC	VIET NAM			X
Universal Precious Metals Refining Zambia	ZAMBIA	X
Fidelity Printers and Refiners Ltd.	ZIMBABWE	X